UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________________________________

FORM 8-K

__________________________________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 17, 2006

ZYGO CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-12944	06-0964500

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Laurel Brook Road, Middlefield, Connecticut	06455-0448

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:       (860) 347-8506

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard;
Transfer of Listing.

(a)       On May 22, 2006, Zygo Corporation (the “Company”) issued a press release announcing that it received a staff determination letter from the Nasdaq Stock Market on May 17, 2006 stating that Nasdaq had not received the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2006 (“3rd Quarter Form 10-Q”), as required by Nasdaq Marketplace Rule 4310(c)(14). This Rule requires the Company to make timely filings with the Securities and Exchange Commission, in accordance with the Securities Exchange Act of 1934, as amended. As a result, unless the Company requests a hearing before the NASDAQ Listing Qualification Panel in accordance with Nasdaq’s Marketplace Rule 4800 Series, the Company’s securities are subject to delisting from the Nasdaq Stock Market. The Company has requested and been granted a hearing with the Nasdaq Panel on this matter, which stays the action pending the review and determination of the Nasdaq Panel.

In the interim, the Company is continuing to work with KPMG LLP, the Company’s former registered public accounting firm, to finalize the adjustments necessary to the Company’s previously reported financial results for certain prior periods, including the third quarter of fiscal 2005, which has resulted in the Company’s inability to file the 3rd Quarter Form 10-Q in a timely manner. It is expected that these adjustments will be finalized over the next several weeks, which will enable the Company to file its required SEC filings and return to compliance with Nasdaq’s Marketplace Rules. To the extent this occurs prior to the hearing with the Nasdaq Panel, the hearing is expected to be mooted.

As previously announced in a press release issued on May 10, 2006, the Company stated that the filing of its 3rd Quarter Form 10-Q would be delayed as a result of the Company finalizing its review and analysis of the aggregate effect of all necessary corrections to its previously issued consolidated financial statements for certain prior periods, because of inadvertent accounting errors in the consolidation of the Company’s intercompany revenues from two of its foreign operations and minor other adjustments. The expected adjustments to the Company’s consolidated revenues, net income, and net income per share were previously announced in a press release issued on March 29, 2006; the Company does not expect any significant changes to the estimated revised financial results announced in the March 29th press release. The Company also reaffirmed its previously announced financial results for the third quarter of fiscal 2006, as disclosed in a press release issued on April 27, 2006.

A copy of the Press Release is being filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 3.01 by reference.

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Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Zygo Corporation press release, dated May 22, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZYGO CORPORATION
Date: May 23, 2006	By: /s/ J. Bruce Robinson_________ Name: J. Bruce Robinson Title: Chairman, President and Chief Executive Officer

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EXHIBIT INDEX

99.1	Zygo Corporation press release, dated May 22, 2006.

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